EXHIBIT 99.1

USAA AUTO OWNER TRUST 20[    ]-[    ]

FORM OF

AMENDED AND RESTATED

TRUST AGREEMENT

between

USAA ACCEPTANCE, LLC,

as the Depositor

and

[                ],

as the Owner Trustee

Dated as of [                ], 20[    ]

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

Exhibit A	Form of Certificate
Exhibit B	Form of Owner Trustee’s Annual Certification
Regarding Item 1117 and Item 1119 of Regulation AB

iii

This AMENDED AND RESTATED TRUST AGREEMENT is made as of [                ], 20[    ] (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”) between USAA ACCEPTANCE, LLC, a Delaware limited liability company, as the depositor (the “Depositor”), and [                ], a [                ], as the owner trustee (in such capacity, the “Owner Trustee”).

RECITALS

WHEREAS, the Depositor and the Owner Trustee entered into that certain Trust Agreement dated as of [                ], 20[ ] (the “Original Trust Agreement”) and filed a Certificate of Trust with the Secretary of State of the State of Delaware, pursuant to which the Issuer (as defined below) was created; and

WHEREAS, in connection with the issuance of the Notes, the parties have agreed to amend and restate the Original Trust Agreement;

NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Capitalized Terms. Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) among the Issuer, the Depositor, as seller, USAA Federal Savings Bank, as servicer, and [                ], as indenture trustee.

SECTION 1.2. Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms.

ARTICLE II

ORGANIZATION

SECTION 2.1. Name. The trust created under the Original Trust Agreement shall be known as “USAA Auto Owner Trust 20[    ]-[    ]” (the “Issuer”), in which name the Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.

SECTION 2.2. Office. The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to each Certificateholder, the Depositor and the Administrator.

SECTION 2.3. Purposes and Powers. The purpose of the Issuer is, and the Issuer shall have the power and authority, to engage in the following activities:

(a) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell, transfer and exchange the Notes and the Certificates and to pay interest on and principal of the Notes and distributions on the Certificates;

(b) [to enter into and perform its obligations under any interest rate protection agreement or agreements relating to the Notes between the Issuer and one or more counterparties, including any confirmations, evidencing the transactions thereunder, each of which is an interest rate swap, an interest rate cap, an obligation to enter into any of the foregoing or any combination of any of the foregoing;]

(c) to acquire the property and assets set forth in the Sale and Servicing Agreement from the Depositor pursuant to the terms thereof, to make deposits to and withdrawals from the Collection Account, the Principal Distribution Account and the Reserve Account and to pay the organizational, start-up and transactional expenses of the Issuer;

(d) to assign, Grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders any portion of the Trust Estate released from the lien of, and remitted to the Issuer pursuant to, the Indenture;

(e) to enter into and perform its obligations under the Transaction Documents to which it is a party;

(f) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

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(g) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders and payments to the Noteholders.

The Owner Trustee is hereby authorized to engage in the foregoing activities on behalf of the Issuer. Neither the Issuer nor the Owner Trustee on behalf of the Issuer shall engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.

SECTION 2.4. Appointment of the Owner Trustee. Upon the execution of this Agreement, the Owner Trustee shall continue as trustee of the Issuer, to have all the rights, powers and duties set forth herein.

SECTION 2.5. Initial Capital Contribution of Trust Estate. As of the date of the Original Trust Agreement, the Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of such date, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Collection Account.

SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the Transaction Documents. It is the intention of the parties hereto that the Issuer constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for U.S. federal income and state and local income, franchise and value added tax purposes, so long as there is a single beneficial owner of the Certificates, the Issuer will be disregarded as an entity separate from such beneficial owner and the Notes will be characterized as debt. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will not file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer as an entity separate from its beneficial owner. In the event that the Issuer is deemed to have more than one beneficial owner for U.S. federal income tax purposes, the Issuer will file returns, reports and other forms consistent with the characterization of the Issuer as a partnership, and this Agreement shall be amended to include such provisions as may be required under Subchapter K of the Code. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Issuer. The Owner Trustee filed the Certificate of Trust with the Secretary of State of the State of Delaware as required by Section 3810(a) of the Statutory Trust Statute. Notwithstanding anything herein or in the Statutory Trust Statute to the contrary, it is the intention of the parties hereto that the Issuer constitute a “business trust” within the meaning of Section 101(9)(A)(v) of the Bankruptcy Code.

SECTION 2.7. Organizational Expenses; Liabilities of the Holders. (a) The Depositor shall pay organizational expenses of the Issuer as they may arise.

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(b) No Certificateholder (including the Depositor) shall have any personal liability for any liability or obligation of the Issuer.

SECTION 2.8. Title to the Trust Estate. Legal title to all the Trust Estate shall be vested at all times in the Issuer as a separate legal entity.

SECTION 2.9. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(a) Existence and Power. The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority required to carry on its business as now conducted. The Depositor has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents.

(b) Authorization and No Contravention. The execution, delivery and performance by the Depositor of each Transaction Document to which it is a party (i) have been duly authorized by all necessary action on the part of the Depositor and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational instruments or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations of such laws, rules, regulations, indenture or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Depositor’s ability to perform its obligations under, the Transaction Documents to which it is a party).

(c) No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Depositor of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings which have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of the Depositor to perform its obligations under the Transaction Documents to which it is a party.

(d) Binding Effect. Each Transaction Document to which the Depositor is a party constitutes the legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable the rights of creditors of limited liability companies from time to time in effect or by general principles of equity or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

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(e) No Proceedings. There is no action, suit, Proceeding or investigation pending or, to the knowledge of the Depositor, threatened against the Depositor which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor, or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or in any material liability on the part of the Depositor, or which would render invalid this Agreement or the Receivables or the obligations of the Depositor contemplated herein, or which would materially impair the ability of the Depositor to perform under the terms of this Agreement or any other Transaction Document.

SECTION 2.10. Situs of Issuer. The Issuer shall be located in the State of Delaware.

ARTICLE III

CERTIFICATES AND TRANSFER OF CERTIFICATES

SECTION 3.1. Initial Ownership. Upon the formation of the Issuer and until the issuance of the Certificates, the Depositor is the sole beneficiary of the Issuer; and upon the issuance of the Certificates, the Depositor will no longer be a beneficiary of the Issuer, except to the extent that the Depositor is a Certificateholder.

SECTION 3.2. Authentication of Certificates. Concurrently with the sale of the Transferred Assets to the Issuer pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates to be executed on behalf of the Issuer, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, its chief financial officer, its chief accounting officer, any vice president, its secretary, any assistant secretary, its treasurer or any assistant treasurer, without further corporate action by the Depositor. The Certificates shall represent 100% of the beneficial interest in the Issuer and shall be fully-paid and nonassessable.

SECTION 3.3. Form of the Certificates. Each Certificate, upon issuance, will be issued in the form of a typewritten Certificate, substantially in the form of Exhibit A hereto, representing a definitive Certificate. The Owner Trustee shall execute and authenticate, or cause to be authenticated, each definitive Certificate in accordance with the written instructions of the Depositor.

SECTION 3.4. Registration of Certificates. The Owner Trustee shall maintain at its office referred to in Section 2.2, or at the office of any agent appointed by it and approved in writing by the Certificateholders at the time of such appointment, a register for the registration and transfer of any Certificate.

SECTION 3.5. Transfer of Certificates. (a) Any Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the related Certificate; provided, that (i) such transferee is either an Affiliate of the Depositor or a Qualified Institutional Buyer, (ii) the Owner Trustee and the Issuer receive an Opinion of Counsel stating that, in the opinion of such counsel, such transfer will not cause the Issuer to be treated as an association (or a publicly

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traded partnership) taxable as a corporation for U.S. federal income tax purposes, and (iii) such Certificate may not be acquired by or for the account of or with the assets of (x) a Benefit Plan or (y) any governmental plan, non-U.S. plan, church plan, other employee benefit plan or other retirement arrangement that is subject to Similar Law; provided, that the condition set forth in (ii) above will not apply to a transfer of 100% of the Certificate or Certificates to United Services Automobile Association or its designated nominee, provided United Services Automobile Association is considered a C Corporation for U.S. federal income tax purposes (within the meaning of Section 1361(a)(2) of the Code). By accepting and holding a Certificate (or any interest therein), the Holder thereof shall be deemed to have represented and warranted that it is not, and is not purchasing the Certificate (or any interest therein) on behalf of (x) a Benefit Plan or (y) any governmental plan, non-U.S. plan, church plan, other employee benefit plan or other retirement arrangement that is subject to Similar Law. The Owner Trustee shall have no duty to independently determine that the requirement in (iii) and (iv) above is met and shall incur no liability to any Person in the event the Holder of a Certificate does not comply with such restrictions. Subject to the transfer restrictions contained herein and in the Certificate, any Certificateholder may transfer all or any portion of the beneficial interest in the Issuer evidenced by such Certificate upon surrender thereof to the Owner Trustee accompanied by the documents required by this Section 3.5. Such transfer may be made by a registered Certificateholder in person or by his attorney duly authorized in writing upon surrender of the Certificate to the Owner Trustee accompanied by a written instrument of transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Owner Trustee may reasonably require. Promptly upon the receipt of such documents and receipt by the Owner Trustee of the transferor’s Certificate, the Owner Trustee shall (i) record the name of such transferee as a Certificateholder and its percentage of beneficial interest in the Issuer in the Certificate, register and issue, execute and deliver to such Certificateholder a Certificate evidencing such beneficial interest in the Issuer and (ii) notify the Indenture Trustee of the new Certificateholder’s name and physical mailing address and provide the Indenture Trustee with a copy of the U.S. Internal Revenue Service form W-9 (or applicable successor form) that the new Certificateholder provides. In the event a transferor transfers only a portion of its beneficial interest in the Issuer, the Owner Trustee shall register and issue to such transferor a new Certificate evidencing such transferor’s new percentage of beneficial interest in the Issuer. Subsequent to a transfer and upon the issuance of the new Certificate or Certificates, the Owner Trustee shall cancel and destroy the Certificate surrendered to it in connection with such transfer. The Owner Trustee may treat, for all purposes whatsoever, the Person in whose name any Certificate is registered as the sole owner of the beneficial interest in the Issuer evidenced by such Certificate, and neither the Owner Trustee nor any agent of the Owner Trustee shall be affected by notice to the contrary.

(b) As a condition precedent to any registration of transfer under this Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such transfer.

(c) The Owner Trustee shall not be obligated to register any transfer of a Certificate unless each of the transferor and the transferee have certified to the Owner Trustee that such transfer does not violate any of the transfer restrictions stated herein including, but not limited to clauses (d) and (e) of this Section 3.5. The Owner Trustee shall not be liable to any Person for registering any transfer based on such certifications.

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(d) No transfer (or purported transfer) of all or any part of a Certificateholder’s interest (or any economic interest therein), whether to another Certificateholder or to a Person who is not a Certificateholder, shall be effective, and, to the fullest extent permitted by law, any such transfer (or purported transfer) shall be void ab initio, and no Person shall otherwise become a Certificateholder if, after such transfer (or purported transfer), the Issuer would have more than 95 direct or indirect holders of an interest in the Certificates. For purposes of determining whether the Issuer will have more than 95 direct or indirect holders of an interest in the Certificates, each Person indirectly owning an interest through a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), a grantor trust or an S Corporation (within the meaning of Section 1361(a)(1) of the Code) for U.S. federal income tax purposes (or a disregarded entity the single owner of which is any of the foregoing) (each such entity, a “flow-through entity”) shall be treated as a Certificateholder unless the Depositor determines in its sole and absolute discretion, after consulting with qualified tax counsel, that less than substantially all of the value of the beneficial owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the Issuer.

(e) No transfer shall be permitted if the same is effected through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or would make the Issuer ineligible for “safe harbor” treatment under Section 7704 of the Code.

(f) No transfer shall be permitted unless the transferee that would be the beneficial owner of the interest in the Certificate is a “United States person” (as defined in Code section 7701(a)(30)) and shall deliver to the Owner Trustee and the Administrator a properly completed and duly executed original of U.S. Internal Revenue Service form W-9 (or applicable successor form) certifying that it is a United States person and not subject to backup withholding. Neither the Owner Trustee nor the Issuer shall recognize any purchase or transfer of Certificates that is to a Person other than a United States person.

(g) No transfer will be required to be registered under the Securities Act.

(h) In the event that the Depositor (or an Affiliate of the Depositor that owns any Certificates) intends to transfer any of the Certificates to a third party, the parties to this Agreement will amend this Agreement as necessary to prevent any application of the Treasury Regulations under Section 385 of the Code (including any subsequent or successor provision) that would result in the recharacterization of any of the Notes as equity.

SECTION 3.6. Lost, Stolen, Mutilated or Destroyed Certificates. If (i) any mutilated Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee receives evidence to its satisfaction that any Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee together with such security or indemnity as may be requested

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by the Owner Trustee to save it harmless, the Owner Trustee shall execute and deliver a new Certificate for the same percentage of beneficial interest in the Issuer as the Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine. Upon the issuance of any new Certificate under this Section 3.6, the Issuer or Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of a Certificate and any other reasonable expenses (including the reasonable fees and expenses of the Issuer and the Owner Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.6 shall constitute complete and indefeasible evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 3.7. Access to List of Certificateholders’ Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, or to the Indenture Trustee, within fifteen (15) days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, or the Indenture Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the beneficial interest in the Issuer evidenced by the Certificates apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold either the Depositor or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

SECTION 4.1. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified each Certificateholder in writing of the proposed action and each Certificateholder shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholder has withheld consent or provided alternative direction:

(a) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

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(c) the amendment, change or modification of the Sale and Servicing Agreement, or the Administration Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

(d) the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar or the Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (a) except as expressly provided in the Transaction Documents, sell the Collateral after the termination of the Indenture in accordance with its terms, (b) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof or (c) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by each Certificateholder.

SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. To the fullest extent permitted by law, the Owner Trustee shall not have the power to commence a voluntary Proceeding in bankruptcy relating to the Issuer until one year and one day after the Note Balance has been reduced to zero [and all amounts owed to the Swap Counterparty under the Transaction Documents have been paid] without the prior written approval of each Certificateholder and the delivery to the Owner Trustee by each Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Issuer is insolvent.

SECTION 4.4. Restrictions on Certificateholders’ Power. No Certificateholder shall direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to (i) any obligation of the Issuer or the Owner Trustee under this Agreement or any of the Transaction Documents, (ii) would be contrary to Section 2.3, or (iii) applicable law, nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.5. Majority Control. To the extent that there is more than one Certificateholder, except as expressly provided herein, any action which may be taken or consent or instructions which may be given by the Certificateholders under this Agreement may be taken by Certificateholders holding in the aggregate a percentage of the beneficial interest in the Issuer equal to more than 50% of the beneficial interest in the Issuer at the time of such action.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1. Application of Trust Funds. Distributions on the Certificates shall be made on behalf of the Issuer in accordance with the provisions of the Indenture and the Sale and Servicing Agreement. Subject to the lien of the Indenture, the Owner Trustee shall promptly distribute to the Certificateholders all other amounts (if any) received by the Owner Trustee on behalf of the Issuer in respect of the Trust Estate. After the termination of the Indenture in

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accordance with its terms, the Owner Trustee shall distribute all amounts received (if any) by the Owner Trustee on behalf of the Issuer in respect of the Trust Estate at the direction of the Certificateholders. If any withholding tax is imposed on the Issuer’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.1; provided that the Owner Trustee shall not have an obligation to withhold any such amount if and for so long as the Depositor is the sole Certificateholder. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this Section 5.1. If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

SECTION 5.2. Method of Payment. Subject to the Indenture, distributions required to be made to the Certificateholders on any Payment Date and all amounts received by the Issuer or the Owner Trustee on any other date that are payable to the Certificateholders pursuant to this Agreement or any other Transaction Document shall be made to the Certificateholders (i) by wire transfer, in immediately available funds, to the account of each Certificateholder designated by such Certificateholder to the Owner Trustee and Indenture Trustee in writing if such Certificateholder shall have provided to the Owner Trustee and Indenture Trustee appropriate written instructions at least five (5) Business Days prior to such Payment Date, or (ii) by check mailed to such Certificateholder at the address designated by such Certificateholder to the Owner Trustee and Indenture Trustee in writing.

SECTION 5.3. Sarbanes-Oxley Act. Notwithstanding anything to the contrary herein or in any Transaction Document, the Owner Trustee shall not be required to execute, deliver or certify in accordance with the provisions of the Sarbanes-Oxley Act on behalf of the Issuer or any other Person, any periodic reports filed pursuant to the Exchange Act, or any other documents pursuant to the Sarbanes-Oxley Act.

SECTION 5.4. Signature on Returns. Subject to Section 2.6, the Certificateholders shall sign on behalf of the Issuer the tax returns of the Issuer, unless applicable law requires the Owner Trustee to sign such documents, in which case such documents shall be signed by the Owner Trustee at the written direction of the Certificateholders.

SECTION 5.5. Accounting and Reports to Noteholders, Certificateholders, Internal Revenue Service and Others. The Issuer shall, based on information provided by or on behalf of the Depositor, (a) maintain (or cause to be maintained) the books of the Issuer on a calendar year basis and the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such

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information as may be required to enable each Certificateholder to prepare its federal and State income tax returns, (c) prepare (or cause to be prepared), file (or cause to be filed) such tax returns relating to the Issuer (including a partnership information return, IRS Form 1065 if the Issuer is treated as a partnership for U.S. federal income tax purposes) and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to prevent the Issuer from being taxed as a corporation, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.1 with respect to income or distributions to Certificateholders. If the Issuer is treated as a partnership for federal tax purposes the Issuer shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Issuer shall not make the election provided under Section 754 of the Code. No election will be made to treat the Issuer as a corporation for U.S. federal income tax purposes.

SECTION 5.6. [Tax Matters. In the event the Issuer is treated as a partnership for U.S. federal income tax purposes, the Depositor or an Affiliate shall be designated as the “partnership representative” within the meaning of Section 6223 of the Code (and any corresponding provision of state law) and as the “tax matters partner” for any applicable state law purposes and the Issuer will, to the extent practicable, make the election described in Section 6221(b) or Section 6226 of the Code (and any corresponding provision of state law) and take any other action (such as disclosures and notifications) necessary to effectuate such election (including working with the Depositor to designate any designated individual required under the law).]

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver on behalf of the Issuer (i) the Transaction Documents to which the Issuer is named as a party, (ii) each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Issuer or the Owner Trustee is named as a party and (iii) (provided proper written instruction is received under this Article VI) any amendment thereto, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof, and the Owner Trustee is further authorized, at the written direction of the Depositor, to execute on behalf of the Issuer and to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $[                ], Class A-2 Notes in the aggregate principal amount of $[                ], Class A-3 Notes in the aggregate principal amount of $[                ], Class A-4 Notes in the aggregate principal amount of $[                ] and Class B Notes in the aggregate principal amount of $[                ]. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action as the Depositor or the Administrator recommends or directs in writing with respect to the Transaction Documents, except to the extent that this Agreement expressly requires the consent of the Certificateholders for such action.

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SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents and to administer the Issuer in the interest of the Certificateholders, subject to Transaction Documents, and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Issuer or the Owner Trustee hereunder or under any Transaction Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement and shall have no duty to monitor the performance of the Administrator or any other Person under the Administration Agreement or any other document. The Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables. The Owner Trustee shall not be required to perform any of the obligations of the Issuer under any Transaction Document that are required to be performed by the Bank, the Servicer, the Depositor, the Administrator or the Indenture Trustee.

SECTION 6.3. Action upon Instruction. (a) Subject to Article IV, and in accordance with the Transaction Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Issuer. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

(b) Subject to Section 7.1, the Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Transaction Document or is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted or application of such provision, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

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(d) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation, at the request, order or direction of any Certificateholder or any other Person, unless such Certificateholder or such Person has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby, including such advances as the Owner Trustee shall reasonably request.

SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Issuer or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Commission filing (including any filings required under the Sarbanes-Oxley Act) for the Issuer or to record this Agreement or any Transaction Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate or the Trust.

SECTION 6.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

SECTION 6.6. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Issuer set forth in Section 2.3 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for U.S. federal income, state and local income, franchise and value added tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for U.S. federal income or state income or franchise tax purposes or (iii) cause the Issuer or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income, state and local income or franchise and value added tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6 or applicable law (and, in the event any such direction is given by the Certificateholders to the Owner Trustee, the Owner Trustee shall not be obligated to follow such direction).

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ARTICLE VII

CONCERNING OWNER TRUSTEE

SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be personally liable or accountable hereunder or under any Transaction Document under any circumstances notwithstanding anything herein or in the Transaction Documents to the contrary, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty, expressly made by the Owner Trustee in its individual capacity or any representation or warranty made by the Owner Trustee in accordance with Section 11.13 or 11.14, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the third sentence of Section 6.4 or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation of the foregoing:

(i) The Owner Trustee shall not be personally liable for any error of judgment made in good faith by any of its officers or employees unless it is proved that such Persons were negligent in ascertaining the pertinent facts;

(ii) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith by it in accordance with the instructions of the Depositor, the Administrator or any Certificateholder delivered in accordance with the terms of this Agreement;

(iii) No provision of this Agreement shall require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the exercise of its rights or powers hereunder;

(iv) Under no circumstances shall the Owner Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Issuer; and

(v) The Owner Trustee shall not be personally responsible for or in respect of the accuracy, validity or sufficiency of this Agreement or for the due execution hereof by any Person other than the Owner Trustee, or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate, or for or in respect of the accuracy, validity or sufficiency of any statement of any other party in the Transactions Documents, the Certificates or any other document supplied to the Owner Trustee;

(vi) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and the other Transaction Documents to which it is a party and no implied covenants or obligations shall be read into this Agreement or the other Transaction Documents against the Owner Trustee;

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(vii) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of any of the Depositor, the Certificateholders or the Administrator, unless such Depositor, Certificateholders or the Administrator have offered to the Owner Trustee reasonable security or indemnity satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by it therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act;

(viii) Anything in this Agreement to the contrary notwithstanding, in no event shall the Owner Trustee be liable under or in connection with this Agreement or the Trust for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Owner Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought;

(ix) The Owner Trustee shall not be required to investigate any claims with respect to any breach of a representation or warranty under any of the Transaction Documents. For the avoidance of doubt, the Owner Trustee shall not be responsible for evaluating the qualifications of any mediator or arbitrator, or be personally liable for paying the fees or expenses of any mediation or arbitration initiated by a requesting party; and

(x) The Owner Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder if such delay or failure was caused by a force majeure or other similar occurrence.

SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to any Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents. The Owner Trustee (i) shall have no responsibility for the accuracy of any information provided to the Certificateholders or any other Person that has been provided to the Owner Trustee, (ii) shall not be required to investigate or reconfirm the accuracy of any such information and (iii) shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of such information.

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SECTION 7.3. Representations and Warranties. [                ] hereby represents and warrants to the Depositor for the benefit of the Certificateholders, that:

(a) It is a [                 ] validly existing under the [federal] laws of the [United States of America] and having an office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c) This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

(d) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

SECTION 7.4. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other Authorized Officers or Responsible Officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon (the costs of which shall be paid by the party requesting such action). The Owner Trustee need not investigate or re-calculate, evaluate, verify or independently determine the accuracy of any report, certificate, information, statement, representation or warranty or any fact or matter stated in any such document and, in the absence of bad faith on its part, may conclusively rely thereon as to the truth of the statements and the correctness of the opinions expressed therein.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, but the Owner Trustee shall not be personally liable for the conduct or misconduct of such agents, custodians, nominees

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(including Persons acting under a power of attorney) or attorneys selected with reasonable care and (ii) may consult with counsel, accountants and other skilled Persons knowledgeable in the relevant area to be selected with reasonable care and employed by it at the expense of the Issuer. The Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons.

SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, [                ] acts solely as the Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 7.6. The Owner Trustee May Own Notes. [                ] in its individual or any other capacity may become the owner or pledgee of Notes, and may deal with the Depositor, the Indenture Trustee, the Administrator and their respective Affiliates in banking transactions with the same rights as it would have if it were not the Owner Trustee, and the Depositor, the Indenture Trustee, the Administrator and their respective Affiliates may maintain normal commercial banking relationships with the Owner Trustee and its Affiliates.

ARTICLE VIII

COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

SECTION 8.1. The Owner Trustee’s Compensation. The Depositor shall cause the Servicer to agree to pay to [                ] pursuant to Section 3.11 of the Sale and Servicing Agreement from time to time compensation for all services rendered by [                ] under this Agreement pursuant to a fee letter between the Servicer and the Owner Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Servicer, pursuant to Section 3.11 of the Sale and Servicing Agreement and the fee letter between the Servicer and the Owner Trustee, shall reimburse [                ] upon its request for all reasonable expenses, disbursements and advances incurred or made by [                ] in accordance with any provision of this Agreement (including the reasonable compensation, expenses and disbursements of such agents, experts and counsel as [                ] may employ in connection with the exercise and performance of its rights and its duties hereunder), except any such expense as may be attributable to its willful misconduct, negligence (other than an error in judgment) or bad faith, as finally determined by a court of competent jurisdiction. To the extent not paid by the Servicer, such fees and reasonable expenses shall be paid in accordance with Section 4.4 of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable.

SECTION 8.2. Indemnification. The Depositor shall cause the Servicer to agree to indemnify the Owner Trustee in its individual capacity and as trustee and its successors, assigns, directors, officers, employees and agents (the “Indemnified Parties”) from and against, any and all loss, liability, fee, expense, cost, tax, penalty or claim (including reasonable legal fees and expenses (including, but not limited to, the costs of defending any claim or bringing any claim to enforce their rights, including the Servicer’s indemnification obligations)) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against [                ] in its

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individual capacity and as trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder; provided, however, that neither the Depositor nor the Servicer shall be liable for or required to indemnify [                ] from and against any of the foregoing expenses arising or resulting from (i) [                ]’s own willful misconduct, bad faith or negligence, as finally determined by a court of competent jurisdiction, (ii) the inaccuracy of any representation or warranty contained in Sections 7.3, or made pursuant to Sections 11.13 and 11.14, expressly made by the Owner Trustee in its individual capacity, (iii) liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the third sentence of Section 6.4 or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. To the extent not paid by the Servicer, such indemnification shall be paid in accordance with Section 4.4 of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable. The obligations under this Section 8.2 shall survive the resignation or removal of the Owner Trustee or the termination or assignment of the Transaction Documents.

SECTION 8.3. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII and the Sale and Servicing Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

SECTION 9.1. Dissolution of the Issuer. The Issuer shall wind up and dissolve upon written notice to the Owner Trustee by the Certificateholders; provided that, the Issuer shall not wind up and dissolve prior to (a) the final distribution of all moneys or other property or proceeds of the Trust Estate in accordance with the Indenture and the Sale and Servicing Agreement and (b) the discharge of the Indenture in accordance with Article IV of the Indenture. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Issuer, nor (y) entitle any such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or Proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

SECTION 9.2. Winding Up of the Issuer. Upon dissolution of the Issuer, the Owner Trustee shall, at the written direction of the Administrator, wind up the business and affairs of the Issuer as required by Section 3808 of the Statutory Trust Statute. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Issuer in respect of the Indenture and the Notes, the Owner Trustee, in the absence of actual knowledge of any other claim against the Issuer and at the written direction of the Certificateholders, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Statutory Trust Statute and shall cause the Certificate of Trust to be cancelled by filing, at the expense of the Depositor, a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute, at which time the Issuer shall terminate and this Agreement (other than Article VIII) shall be of no further force or effect.

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SECTION 9.3. Limitations on Termination. Except as provided in Section 9.1, neither the Depositor nor any Certificateholder shall be entitled to revoke, dissolve or terminate the Issuer.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL

OWNER TRUSTEES

SECTION 10.1. Eligibility Requirements for the Owner Trustee. The Owner Trustee shall at all times be a bank (i) authorized to exercise corporate trust powers, (ii) having a combined capital and surplus of at least $50,000,000 and (iii) subject to supervision or examination by Federal or state authorities. If such bank shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Owner Trustee shall at all times be an institution satisfying the provisions of Section 3807(a) of the Statutory Trust Statute. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

SECTION 10.2. Resignation or Removal of the Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Administrator, the Servicer, the Indenture Trustee and each Certificateholder. Upon receiving such notice of resignation, the Depositor and the Administrator, acting jointly, shall promptly appoint a successor Owner Trustee which satisfies the eligibility requirements set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may (at the expense of the Depositor (including without limitation reasonable attorneys’ fees and expenses)) petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Depositor or the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the

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Depositor or the Administrator may remove the Owner Trustee. If the Depositor or the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor and the Administrator, acting jointly, shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and shall pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide (or shall cause to be provided) notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies and the Indenture Trustee.

SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Depositor, the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section 10.3 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Depositor shall mail (or shall cause to be mailed) notice of the successor of such Owner Trustee to each Certificateholder, Indenture Trustee, the Noteholders and each of the Rating Agencies. If the Depositor shall fail to mail (or cause to be mailed) such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor. Any successor Owner Trustee appointed pursuant to this Section 10.3 shall promptly file an amendment to the Certificate of Trust with the Delaware Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

SECTION 10.4. Merger or Consolidation of the Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or

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any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided, that such corporation shall be eligible pursuant to Section 10.1; and provided, further that the Owner Trustee shall file an amendment to the Certificate of Trust of the Issuer, if required by applicable law, and mail notice of such merger or consolidation to the Depositor and the Administrator.

SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its

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instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and copies thereof given to the Depositor and the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Owner Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Amendments. (a) Any term or provision of this Agreement may be amended by the Depositor and the Owner Trustee without the consent of the Indenture Trustee, any Noteholder, the Issuer or any other Person subject to the satisfaction of one of the following conditions:

(i) the Depositor delivers to the Indenture Trustee (a) an Opinion of Counsel to the effect that such amendment will not materially and adversely affect the interests of the Noteholders and (b) an Officer’s Certificate of the Depositor to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Depositor notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal amount of the Outstanding Notes of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary to obtain the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

22	Amended and Restated Trust Agreement (USAA 20[ ]-[ ])

(c) Prior to the execution of any amendment pursuant to this Section 11.1, the Depositor shall provide written notification of the substance of such amendment to each Rating Agency and the Owner Trustee; and promptly after the execution of any such amendment or consent, the Depositor shall furnish a copy of such amendment or consent to each Rating Agency, the Owner Trustee and the Indenture Trustee; provided, that no amendment pursuant to this Section 11.1 shall be effective which [(i)] affects the rights, protections or duties of the Indenture Trustee without the prior written consent of the Indenture Trustee (which consent shall not be unreasonably withheld or delayed) [or (ii) materially and adversely affects the rights or obligations of the Swap Counterparty or the Issuer under the Interest Rate Swap Agreement unless the Swap Counterparty shall have consented in writing to such amendment (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent)].

(d) Prior to the execution of any amendment pursuant to this Section 11.1, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement.

(e) Notwithstanding the foregoing, this Agreement may be amended without the consent of any Noteholder, the Owner Trustee, the Issuer or any other person to add (as described in Section 3.5(h) hereof) provisions necessary to prevent any application of the Treasury Regulations under Section 385 of the Code (including any subsequent or successor provision) that would result in the recharacterization of any of the Notes as equity, provided, however, that any such amendment that adversely affects the Owner Trustee’s or the Indenture Indenture’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement shall not be effective without the prior written consent of such affected party.

SECTION 11.2. No Legal Title to Trust Estate in Certificateholders. No Certificateholder shall have legal title to any part of the Trust Estate. Each Certificateholder shall be entitled to receive distributions with respect to its undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of a Certificateholder to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 11.3. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Certificateholders and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under

23	Amended and Restated Trust Agreement (USAA 20[ ]-[ ])

or in respect of this Agreement or any covenants, conditions or provisions contained herein. [All of the rights of the Swap Counterparty in, to and under this Agreement, if any, shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms hereof and the payment in full of all amounts owing to the Swap Counterparty.]

SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service or, if so provided on Schedule I to the Sale and Servicing Agreement, by electronic transmission, and addressed in each case as specified on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery will be deemed to have been given and made: (i) upon delivery or, in the case of a letter mailed by registered or certified first-class United States mail, postage prepaid, three days after deposit in the mail, (ii) in the case of electronic transmission, when receipt is confirmed by telephone or reply email from the recipient and (iii) in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of receipt) and notice (including email) to such recipient stating that such electronic posting has occurred.

(b) Any notice required or permitted to be given to any Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shall be designated by such party in a written notice to each other party. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not such Certificateholder receives such notice.

SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.6. Counterparts; Electronic Signatures and Transmission.

(a) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. The Indenture Trustee and the Owner Trustee are authorized to accept written instructions, directions, reports, notices or other communications signed manually, by way of faxed signatures, or delivered by Electronic Transmission. In the absence of bad faith or negligence on the Indenture Trustee’s part or in the absence of

24	Amended and Restated Trust Agreement (USAA 20[ ]-[ ])

willful misconduct or negligence on the Owner Trustee’s part, each of the Indenture Trustee and the Owner Trustee may conclusively rely on the fact that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission and, in the absence of bad faith or negligence on the Indenture Trustee’s part or in the absence of willful misconduct or negligence on the Owner Trustee’s part, shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee or the Owner Trustee, including, without limitation, the risk of either the Indenture Trustee or Owner Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(c) The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding anything to the contrary in this Agreement, documentation with respect to a transfer of securities presented to the Owner Trustee, the Indenture Trustee or any transfer agent must be in the form of original documents with manually executed signatures.

(d) Notwithstanding anything to the contrary in this Agreement, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission may be required to complete a one-time registration process.

SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

SECTION 11.8. No Petition. (a) Each of the Owner Trustee, by entering into this Agreement, the Depositor, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner by accepting the benefits of this Agreement, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such party shall not authorize any Bankruptcy Remote Party to

25	Amended and Restated Trust Agreement (USAA 20[ ]-[ ])

commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join with any other Person in commencing, or institute with any other Person any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction; provided, that the foregoing shall in no way limit the rights of such parties to pursue any other creditor rights or remedies that such Persons may have against the Issuer under applicable law. Without limiting the foregoing, in no event shall the Owner Trustee authorize, institute or join in any bankruptcy or similar Proceeding described in the preceding sentence other than in accordance with Section 4.3.

(b) The Depositor’s obligations under this Agreement are obligations solely of the Depositor and will not constitute a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee, by entering into or accepting this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and each Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Owner Trustee, by entering into or accepting this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

26	Amended and Restated Trust Agreement (USAA 20[ ]-[ ])

SECTION 11.9. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.11. [Reserved].

SECTION 11.12. Waiver of Jury Trial. To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 11.13. Information Requests. The parties hereto shall provide any information reasonably requested by the Bank, the Servicer, the Issuer, the Depositor or any of their Affiliates at the expense of the Bank, the Servicer, the Issuer, the Depositor or any of their Affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 11.14. Form 10-D and Form 10-K Filings. With respect to Form 10-D and Form 10-K filings (i) no later than each Payment Date, the Owner Trustee shall notify the Depositor of any Form 10-D Disclosure Item with respect to the Owner Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor and (ii) no later than March 15 of each calendar year, commencing March 15, 20[ ], the Owner Trustee shall notify the Depositor in writing of any affiliations or relationships between the Owner Trustee and any Item 1119 Party; provided, that (except as provided in the following sentence) no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year. Notwithstanding the foregoing, on or before March 15 of each calendar year, commencing on March 15, 20[ ], the Owner Trustee shall, upon the written request of the Depositor, deliver to the Depositor the certification substantially in the form attached hereto as Exhibit B or such form as mutually agreed upon by the Depositor and the Owner Trustee regarding any affiliations or relationships (as contemplated in Item 1119 of Regulation AB) between the Owner Trustee and any Item 1119 Party and any Form 10-D Disclosure Item.

SECTION 11.15. Form 8-K Filings. The Owner Trustee shall promptly notify the Depositor, but in no event later than four (4) Business Days after its occurrence, of any Reportable Event of which a Responsible Officer of the Owner Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Depositor or the Servicer has actual knowledge). The Owner Trustee shall be deemed to have actual knowledge of any such event solely to the extent that it relates to the Owner Trustee or any action by the Owner Trustee (and not by someone else on its behalf) under this Agreement.

27	Amended and Restated Trust Agreement (USAA 20[ ]-[ ])

SECTION 11.16. Information to Be Provided by the Owner Trustee. The Owner Trustee shall provide the Depositor and the Bank (each, a “Reporting Party” and, collectively, the “Reporting Parties”) with (i) notification, as soon as practicable and in any event within five Business Days, of all demands communicated to the Owner Trustee for the repurchase or replacement of any Receivable and (ii) promptly upon reasonable written request by a Reporting Party, any other information reasonably requested by a Reporting Party that is in the Owner Trustee’s possession and reasonably accessible to it to facilitate compliance by the Reporting Parties with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Owner Trustee be deemed to be a “securitizer” as defined in Section 15Ga-1 of the Exchange Act, nor shall it have (A) any responsibility or liability for making any filing to be made by a securitizer under the Exchange Act or Regulation AB or (B) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities in respect to the transactions contemplated by the Transaction Documents. For purposes of this section, a “demand” is limited to a demand for enforcement of a repurchase remedy received by the Owner Trustee. A demand does not include general inquiries, including investor inquiries, regarding asset performance or possible breaches of representations or warranties.

SECTION 11.17. USA Patriot Act Compliance. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Owner Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Owner Trustee. The parties to this Agreement agree that they will provide the Owner Trustee with such information as it may request in order for the Owner Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of Page Intentionally Left Blank]

28	Amended and Restated Trust Agreement (USAA 20[ ]-[ ])

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

[ ],
as Owner Trustee

By:
Name:
Title:

S-1	Amended and Restated Trust Agreement (USAA 20[ ]-[ ])

USAA ACCEPTANCE, LLC

By:
Name:
Title:

S-2	Amended and Restated Trust Agreement (USAA 20[ ]-[ ])

EXHIBIT A

FORM OF CERTIFICATE

NUMBER R-[ ]	[____]% BENEFICIAL INTEREST

USAA AUTO OWNER TRUST 20[     ]-[     ]

CERTIFICATE

Evidencing the [    ]% beneficial interest in all of the assets of the Issuer (as defined below), which consist primarily of motor vehicle receivables, including motor vehicle retail installment loans that are secured by new and used automobiles and light-duty trucks.

(This Certificate does not represent an interest in or obligation of USAA Acceptance, LLC, USAA Federal Savings Bank or any of their respective Affiliates, except to the extent described below.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE ACQUIRED OR HELD (IN THE INITIAL ACQUISITION OR THROUGH A TRANSFER) BY OR FOR THE ACCOUNT OF OR WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) WHICH IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” AS DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, (C) ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR OTHER PLAN’S INVESTMENT IN SUCH ENTITY OR (D) ANY GOVERNMENTAL PLAN, NON-U.S. PLAN, CHURCH PLAN, OTHER EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO ANY STATE, LOCAL OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE SHALL BE PERMITTED UNLESS THE TRANSFEREE SHALL DELIVER TO THE OWNER TRUSTEE AND THE ADMINISTRATOR A PROPERLY COMPLETED AND DULY EXECUTED ORIGINAL OF U.S. INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) CERTIFYING THAT IT IS A UNITED STATES PERSON AS DEFINED IN SECTION 7701(a)(30) OF THE CODE AND NOT SUBJECT TO BACKUP WITHHOLDING.

A-1

THIS CERTIFIES THAT [___________] is the registered owner of a [____]% nonassessable, fully-paid beneficial interest in the Trust Estate of USAA AUTO OWNER TRUST 20[ ]-[ ], a Delaware statutory trust (the “Issuer”) formed by USAA Acceptance, LLC, a Delaware limited liability company, as depositor (the “Depositor”).

The Issuer was created pursuant to a Trust Agreement dated as of [                ] (as amended and restated as of [                ], 20[ ] the “Trust Agreement”), between the Depositor and [                ], as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Sale and Servicing Agreement, dated as of [                ], 20[ ] among the Depositor, the Issuer, [                ] as indenture trustee, and USAA Federal Savings Bank, as servicer, as the same may be amended or supplemented from time to time.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The provisions and conditions of the Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.

The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders [and the Swap Counterparty] as described in the Indenture, the Sale and Servicing Agreement and the Trust Agreement, as applicable.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

By accepting this Certificate, the Certificateholder hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such Person shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such Person shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

Trust Certificate

By accepting and holding this Certificate (or any interest herein), the Holder hereof shall be deemed to have represented and warranted that it is not, and is not purchasing on behalf of, (i) a Benefit Plan or (ii) any governmental plan, non-U.S. plan, church plan, other employee benefit plan or other retirement arrangement that is subject to Similar Law, and that the Holder is a United States person as defined in Section 7701(a)(30) of the Code.

It is the intention of the parties to the Trust Agreement that, solely for income, franchise and value added tax purposes, (i) so long as there is a single Certificateholder, the Issuer will be disregarded as an entity separate from such Certificateholder, and if there is more than one Certificateholder, the Issuer will be treated as a partnership and (ii) the Notes will be characterized as debt. By accepting this Certificate, the Certificateholder agrees to take no action inconsistent with the foregoing intended tax treatment.

By accepting this Certificate, the Certificateholder acknowledges that this Certificate represents the entire beneficial interest in the Issuer only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Certificate, the Trust Agreement or any other Transaction Document.

Trust Certificate

IN WITNESS WHEREOF, the Issuer has caused this Certificate to be duly executed.

USAA AUTO OWNER TRUST 20[ ]-[ ]

By: [ ], not in its individual capacity, but solely as Owner Trustee

Dated:
By:
Name:
Title:

Trust Certificate

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

[ ], not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

Trust Certificate

EXHIBIT B

FORM OF OWNER TRUSTEE’S ANNUAL CERTIFICATION

REGARDING ITEM 1117 AND ITEM 1119 OF REGULATION AB

Reference is made to the Amended and Restated Trust Agreement, dated [                ], 20[     ] (the “Trust Agreement”), between Wells Fargo Delaware Trust Company, National Association, a national banking association (“Wells Fargo”), as Owner Trustee and USAA Acceptance, LLC, a Delaware limited liability company, as Depositor (the “Depositor”) with respect to USAA Auto Owner Trust 20[     ]-[     ] (the “Trust”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Trust Agreement.

[                ], a [                ] (“[                ]”), does hereby certify to USAA Federal Savings Bank (the “Sponsor”), the Depositor and the Trust that:

1.    As of the date hereof, there are no pending legal proceedings against [                ] or proceedings known to be contemplated by governmental authorities against [                ] that would be material to the investors in the Notes.

2.    As of the date hereof, there are no affiliations, as contemplated by Item 1119 of Regulation AB, between [                ] and any of USAA Federal Savings Bank (in its capacity as Sponsor, Originator, Servicer and Administrator), USAA Acceptance, LLC, the Indenture Trustee and the Trust, or any affiliates of such parties.

IN WITNESS WHEREOF, [                ] has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized.

Dated: ____________, 20[    ]

[ ], as Owner Trustee

By:
Name:
Title:

B-1